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                                                                 EXHIBIT 99.2


                 AMENDED AND RESTATED NEWAVE SEMICONDUCTOR CORP.

                           SHANGHAI STOCK OPTION PLAN

         Under this Shanghai Stock Option Plan (the "Plan"), Newave Semiconductor Corp., a California corporation (the "Company") has reserved an aggregate of 1,700,000 shares of the Common Stock of the Company (the "Shares") for the purpose of providing incentive to key employees of the subsidiary of the Company located in Shanghai, P.R.C.

         Under the Plan, the Company may grant, among other things, options to purchase Shares at an exercise price per Share established by the Board of Directors of the Company at the time of the grant of the option (the "Option"). Unless otherwise determined by the Board of Directors, each Option shall vest according to the following schedule:

VESTING: 25% of the Option will vest and become exercisable on each anniversary ("Anniversary") of the Vesting Commencement Date, so long as the Optionee remains an employee of the Company on the earlier of (i) the time of the Company's IPO, (ii) eight (8) years from the Date of Grant, or (iii) the occurrence of a Change in Control Event. Vesting that would otherwise correspond to any Anniversary occurring prior to the IPO, the eighth anniversary of the Date of Grant or a Change in Control Event will accrue on a cumulative basis and become effective immediately upon the earlier of the IPO, the eighth anniversary of the Date of Grant, or a Change in Control Event, as the case may be, so long as the Optionee remains an employee of the Company at such time.

         The term "Vesting Commencement Date" shall mean the first date of employment of an Optionee, or such other date fixed by the Board of Directors at the time of grant of an Option. The term "IPO" shall mean the date of the effectiveness of a registration statement filed with the U.S. Securities and Exchange Commission involving a firmly underwritten public offering of the Common Stock of the Company. The Board of Directors is fully authorized and empowered to implement this Plan in all respects as further set forth in the attached detailed Plan document, which is hereby incorporated. Other detailed terms and conditions of each Option may be set forth in an individual Option Agreement at the time of the grant of the Option, all as determined by the Board of Directors of the Company.

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                           NEWAVE SEMICONDUCTOR CORP.

                   DETAILED ATTACHMENT TO AMENDED AND RESTATED
                           SHANGHAI STOCK OPTION PLAN

SECTION 1.        PURPOSE

         The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, to encourage such selected persons to remain in the employ of the Company and to attract new employees by allowing such persons to purchase Shares of the Company's Common Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. Stock Purchase Rights may also be granted under the Plan.

SECTION 2.        DEFINITIONS

         (a)      "BOARD" means the Board of Directors of the Company.

         (b) "CHANGE IN CONTROL EVENT" means either (i) consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially of the Company's business and/or assets as an entirety, one or more entities that are not Subsidiaries or other affiliates of the Company (a "Business Combination"), UNLESS (A) as a result of the Business Combination, more than 50% of the outstanding voting power generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, by holders of the Corporation's voting securities immediately before the Business Combination; and (B) no "person") (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 50% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; or (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, or (C) an acquisition by an entity pursuant to a transaction which is expressly excluded under clause (i) above.

         (c)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a committee of the Board of Directors which is authorized to administer the Plan under Section 4 herein. In the event the Company becomes subject to Section 16 of the Exchange Act, the Committee shall have a membership composition which will enable the Plan to qualify under Rule 16b-3 with regard to Options granted to persons who are subject to Section 16 of the Exchange Act.

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         (e)      "COMMON STOCK" means the Common Stock of the Company.

         (f)      "COMPANY" means Newave Semiconductor Corp.

         (g) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or Subsidiary to render consulting or advisory services and is compensated for such services.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

         (i) "EMPLOYEE" means any person, including officers and directors, employed by the Company or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (k) "EXCLUDED PERSON" means (a) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (b) the Company, or (c) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

         (l) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (m)      "HOLDER" has the meaning assigned to such term in Section 10.


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         (n)      "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (p) "OPTION" means a stock option granted pursuant to the Plan that entitles the holder to purchase Shares.

         (q)      "OPTIONED STOCK" means the Common Stock subject to an Option.

         (r) "OPTIONEE" means an Employee or Consultant who receives an Option.

         (s) "PLAN" means the Newave Semiconductor Corp. Shanghai Stock Option Plan, as amended from time to time.

         (t) "PURCHASER" means an Employee or Consultant who exercises a Stock Purchase Right.

         (u) "RESTRICTED STOCK" means Shares purchased pursuant to the grant of a Stock Purchase Right.

         (v) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         (w) "STOCK PURCHASE RIGHT" means the right to purchase Restricted Stock granted pursuant to Section 11 of the Plan.

         (x) "SHANGHAI SUBSIDIARY" means the Subsidiary of the Company located in Shanghai, P.R.C.

         (y) "SUBSIDIARY" means any corporation of which the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the plan shall be considered a Subsidiary commencing as of such date.

         (z) "TAX DATE" means the date upon which the withholding tax obligation is determined pursuant to Section 12(b) herein.

SECTION 3.        STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,700,000 Shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. The Company, during


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the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECTION 4.        ADMINISTRATION

         (a) COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee, which shall consist of members of the Board. The members of the Committee shall be appointed by the Board. If no Committee has been appointed, the entire Board shall constitute the Committee.

         (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan and the specific duties delegated by the Board, the Committee shall have full authority and discretion to take the following actions:

                  (i)      to determine the Fair Market Value of the Common
         Stock;

                  (ii) to select the officers, Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted under the Plan;

                  (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted under the Plan;

                  (iv) to determine the number of Shares to be covered by each such award granted hereunder;

                  (v)      to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, the share price and any restriction or limitation, based in each case on such factors as the Committee shall determine in its sole discretion;

                  (vii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights; and

                  (viii) to make any other such determinations with respect to awards under the Plan as it shall deem appropriate.

         (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and Purchasers and any other holders of any Options or Stock Purchase Rights.

SECTION 5.        ELIGIBILITY

         (a) GENERAL RULE. Nonstatutory Stock Options and stock Purchase Rights may be granted to Employees and Consultants of the Shanghai Subsidiary. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or


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Stock Purchase Right may, if he is otherwise eligible, be granted an additional Option, Options, Stock Purchase Right or Rights.

         (b) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a stock option agreement between the Optionee and the Company. All stock option agreements shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate. The provisions of the various stock option agreements entered into under the Plan are not required to be identical.

         (c) INCENTIVE STOCK OPTION LIMITATION. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

         (d) TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

SECTION 6.        TERM OF PLAN

         The Plan shall become effective on the date of its adoption by the Board subject to its approval by the shareholders of the Company as described in
Section 18 of the Plan. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options or Stock Purchase Rights granted during such period shall be null and void. The Plan shall continue in effect for a term often (10) years unless sooner terminated under Section 14 of the Plan.

SECTION 7.        TERM OF OPTION

         The term of each Option shall be the term stated in the Optionee's option agreement; provided however, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the option agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the option agreement.

SECTION 8.        EXERCISE PRICE AND CONSIDERATION

         (a) BOARD DETERMINATION. With respect to each Option, the per share exercise price for the Shares shall be determined by the Board. Notwithstanding any other provision of this Plan, it is understood that the Board, at its discretion, may elect to set the exercise price on any


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given Option at a price which exceeds the Fair Market Value of the Shares on the date of grant (a "Premium Option"). The Company anticipates that the use of Premium Options may, from time to time, be deemed appropriate by the Board for use under this Shanghai Stock Option Plan to ensure that this Plan is consistent with other similar equity incentive plans offered in the Shanghai business community. Any grant of an Option under this Plan which is not a Premium Option shall not be construed to limit or restrict the flexibility or discretion of the Board at any later time to grant a Premium Option, if the Board, in its best judgment, determines that the use of Premium Options is more appropriate in light of local customs and business practices utilized by other similarly situated corporations in Shanghai.

         (b) INCENTIVE STOCK OPTIONS. In the case of an Incentive Stock Option, the exercise price per Share shall be not less than 100% of the Fair Market Value of such Share on the date of grant. Notwithstanding the above, if an Incentive Stock Option is granted to an Employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price per Share shall be not less than 110(degree)/a of the Fair Market Value of such Share on the date of grant.

         (c) NONSTATUTORY STOCK OPTIONS The exercise price per Share of a Nonstatutory Stock Option may be less than, equal to, or greater than of the Fair Market Value of such Share on the date of grant. Notwithstanding the above, if a Nonstatutory Stock Option is granted to a person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price per Share shall be not less than 110% of the Fair Market Value of such Share on the date of grant.


         (d) CONSIDERATION. The consideration to be paid for Shares issued upon the exercise of an Option and the method of payment for such Shares shall be determined by the Committee and, in the case of an Incentive Stock Option, shall be determined at the time of grant. The consideration to purchase Shares may consist of (i) cash, (ii) check, (iii) a recourse or non-recourse promissory note bearing interest at no less a rate than is required to avoid imputed interest income under the Code or to avoid adverse accounting consequences to the Company, (iv) the surrender of other Shares which have been owned by the Optionee for more than six months on the date of surrender or were not acquired directly or indirectly from the Company and which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the new Shares to be acquired, (v) subject to compliance with such notice and administrative procedures as the Company may require, the delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, or any combination of the foregoing methods of payment. In the case of clause (v), an Optionee shall be deemed to have exercised his or her Option under this Plan upon the delivery of irrevocable instructions to a broker. Notwithstanding anything in this Section 8(d) to the contrary, no Optionee shall pay for Shares issued upon the exercise of an Option with any form of consideration which, as determined by the Committee in its sole discretion, would result in the violation of any applicable laws or regulations, including without limitation any applicable securities or currency exchange restrictions.


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SECTION 9.        EXERCISE OF OPTION

         (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

         (b) TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company, such Optionee may within ninety (90) days after the date of such termination (or such other period as set forth in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c)      DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 9(b) above, if an Optionee's Consulting relationship or Continuous Status as an Employee is terminated as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may within six (6) months from the date of such termination (or such other longer period as set forth in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised within twelve (12) months following the date of death, (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (e) RULE 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


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SECTION 10.       RIGHT OF FIRST REFUSAL

         (a) RIGHT OF FIRST REFUSAL. Unless the Committee determines otherwise, all Shares acquired under the Plan by an Optionee or Purchaser (both being referred to herein as "Holder") shall be subject to the right of first refusal set forth in this Section 10. Before any Shares may be sold or transferred (including transfer by operation of law other than as excepted pursuant to Section 10(e) hereof), Holder must first obtain the written consent of the Company. If such written consent is not given, then the Company shall have a right of first refusal to purchase all, but not less than all, of the Shares for the same price and, to the extent practicable, on substantially the same terms and conditions offered to such prospective purchaser, in accordance with the procedures set forth below.

         (b) PURCHASE PRICE. If the proposed price per share is to be other than in cash, then an equivalent cash value shall be determined in good faith by the Board. If a transfer other than a voluntary sale is proposed to be made, then the price per Share for purposes of the right of first refusal shall be determined by the mutual agreement of Holder and the Company or, if no agreement can be reached, the price shall be the fair market value of such shares, as determined in good faith by the Board.

         (c) OFFER NOTICE. Prior to any sale or transfer of any Shares, Holder, or the legal representative of Holder, shall promptly deliver to the Secretary of the Company a written notice of the price and other terms and conditions of the offer by the prospective purchaser, the identity of the prospective purchaser, and, in the case of a sale, Holder's bona fide intention to sell or dispose of such shares together with a copy of a written agreement between Holder and the prospective purchaser conditioned only upon the satisfaction of the procedures set forth in this right of first refusal. If the Company does not give its written consent to such transfer, then the Company (or its assignees) shall, for thirty (30) days after such notice from Holder, have the right under this Section 10 to purchase all such Shares, as set forth herein.

         (d) HOLDER'S RIGHT TO TRANSFER. After the expiration of the Rights of First Refusal, or upon the written consent of the Company to the proposed transfer, Holder may sell or transfer the Shares specified in the notice to the Company, on the terms and conditions specified in such notice; provided, however, that the sale must be consummated within three (3) months after the date of the notice and that all Shares sold or transferred shall remain subject to the applicable provisions and restrictions of this Plan, including restrictions on further transfer as provided in this Section 10, and shall carry a legend to that effect. If the right of first refusal under this Section 10 are not exercised, but Holder fails to consummate such sale on the same terms and conditions as set forth in the notice to the Company within three (3) months after the date of the notice, then such right of first refusal shall be reinstated.

         (e) TERMINATION; EXCEPTIONS. The provisions of this Section 10 shall terminate on the closing date of an underwritten public offering of Common Stock of the Company, or in the event that the Shares are listed on an established stock exchange or are quoted regularly on the Nasdaq National Market. The provisions of Section 10(a) shall not apply to a transfer of any Shares by Holder, either during his or her lifetime or on death to his or her ancestors, descendants or spouse, or any custodian or trustee for the account of Holder or Holder's ancestors, descendants or spouse; provided, in each such case a transferee shall receive and hold


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such Shares subject to the provisions and restrictions on transfer under this
Section 10 and there shall be no further transfer of such Shares except in accordance herewith.

         (f) EFFECT OF TRANSFERS NOT IN COMPLIANCE. The Company shall not be required to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 10, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any transferee to whom such Shares shall have been so transferred.

SECTION 11.       STOCK PURCHASE RIGHTS AND REPURCHASE OPTION

         (a) RIGHTS TO PURCHASE RESTRICTED STOCK. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of this offer, or, in the case of a person owning stock representing more than ten percent (10%) the total combined Voting Power of all classes of stock of the Company or any Subsidiary, the price shall not be less than one hundred percent (100%) of the Fair Market Value of the shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date of grant of the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Committee.

         (b) REPURCHASE OPTION. Unless the Committee determines otherwise, the stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for unvested Shares repurchased pursuant to the stock purchase agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option with respect to the Restricted Stock shall lapse at such rate as the Committee may determine.

         (c) OTHER PROVISIONS. The stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of stock purchase agreements need not be the same with respect to each Purchaser.

         (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the Purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.


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SECTION 12.       WITHHOLDING TAXES

         (a) OBLIGATION OF OPTIONEES AND PURCHASERS. As a condition to the exercise of an Option or Stock Purchase Right, the Optionees and Purchasers shall make such arrangements as the Committee may require to the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with exercise. The Optionees shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

         (b) STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Committee, Optionees or Purchasers may satisfy withholding obligations as provided in this paragraph. When an Optionee or Purchaser incurs a tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee or Purchaser is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee or Purchaser may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

All elections by an Optionee or Purchaser to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                  (i)      the election must be made on or prior to the Tax
         Date;

                  (ii) once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made;

                  (iii) all elections shall be subject to the consent or disapproval of the Committee;

                  (iv) if the Optionee is subject to Rule 16b-3 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee or Purchaser and no election is filed under Section 83(b) of the Code, the Optionee or Purchaser shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised, but such Optionee or Purchaser shall be unconditionally obligated to tender back to the Company the proper number of Shares at the time when the amount of withholding tax becomes due and payable.


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SECTION 13.       ADJUSTMENT OF SHARES

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option or Stock Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

         (b) DISSOLUTION, LIQUIDATION OR MERGER. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event of the proposed dissolution or liquidation of the Company, or of a merger in which the successor corporation does not agree to assume the Option or Stock Purchase Right or substitute an equivalent Option or Stock Purchase Right, the Board shall notify Optionees and Purchasers at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action. Notwithstanding anything to the contrary in this Section 13, the Board of Directors, may in its sole and absolute discretion, subject only to limitations, if any, that may arise under applicable state securities laws, specify, at the time of grant, that an Option or Stock Purchase Right may be accelerated fully upon the occurrence of certain events, including, without limitation, (a) any acquisition or merger of the Company (other than for purposes of reincorporation), (b) any sale of all or substantially all of the assets of the Company, or (c) any sale or series of sales of equity securities of the Company occurring after July 1, 1997 resulting in the transferees or purchasers thereof holding greater that 50% of the outstanding shares of capital stock of the Company.

SECTION 14.       AMENDMENT AND TERMINATION OF PLAN

         (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.


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

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options and Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

SECTION 15.       NONTRANSFERABILITY

         All Options and Stock Purchase Rights granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee or Stock Purchase Rights Holder only by the Optionee or Stock Purchase Rights Holder

SECTION 16.       ISSUANCE OF SHARES

         (a) LEGAL REQUIREMENTS. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Committee may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         (c) REGULATORY APPROVAL. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 17.       NO EMPLOYMENT RIGHTS

         No provision of the Plan, nor any Option or Stock Purchase Right granted under the Plan shall confer upon any Optionee, Stock Purchaser Right Holder or Purchaser any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.


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SECTION 18.       SHAREHOLDER APPROVAL

         Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

SECTION 19.       INFORMATION TO HOLDER AND PURCHASERS

         The Company shall provide to each Holder and Purchaser, during the period for which such Holder has one or more Options or Stock Purchase Rights outstanding, and in the case of a Purchaser, during the period such individual owns such Shares, annual financial statements of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.


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